Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

Boise Paper Holdings, L.L.C.

(Exact name of obligor as specified in its charter)

Delaware	26-1279115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Boise Co-Issuer Company

(Exact name of obligor as specified in its charter)

Delaware	27-2061100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Name of Additional Registrant	State or Other Jurisdiction of Incorporation or Formation	I.R.S. Employer Identification No.
BZ Intermediate Holdings LLC*	Delaware	27-1197223
Boise Packaging & Newsprint, L.L.C.*	Delaware	20-1529063
Boise White Paper, L.L.C.*	Delaware	20-1529327
Boise Cascade Transportation Holdings Corp.*	Delaware	20-1594229
Boise White Paper Sales Corp.*	Delaware	20-3367969
Boise White Paper Holdings Corp.*	Delaware	20-1529451
Bemis Corporation*	Delaware	20-5314183
B C T Inc.*	Delaware	82-0264641
International Falls Power Company*	Delaware	82-0355630
Minnesota, Dakota & Western Railway Company*	Minnesota	41-6007144W

1111 West Jefferson Street, Suite 200 Boise, ID	83702-5388
(Address of principal executive offices)	(Zip code)

8% Senior Notes due 2020

(Title of the indenture securities)

Item 1.	General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee. Not applicable.

Item 16.	List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated February 4, 2004.**

Exhibit 3.	See Exhibit 2

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form T-3 dated March 3, 2004 of file number 022-28721.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 17th day of May, 2010.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ RAYMOND DELLI COLLI
Raymond Delli Colli
Vice President

EXHIBIT 6

May 17, 2010

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/S/ RAYMOND DELLI COLLI
Raymond Delli Colli
Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business December 31, 2009, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$19,272
Interest-bearing balances		29,528
Securities:
Held-to-maturity securities		0
Available-for-sale securities		81,918
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		6,471
Securities purchased under agreements to resell		1,241
Loans and lease financing receivables:
Loans and leases held for sale		28,147
Loans and leases, net of unearned income	376,557
LESS: Allowance for loan and lease losses	11,520
Loans and leases, net of unearned income and allowance		365,037
Trading Assets		7,574
Premises and fixed assets (including capitalized leases)		4,376
Other real estate owned		1,829
Investments in unconsolidated subsidiaries and associated companies		457
Direct and indirect investments in real estate ventures		46
Intangible assets
Goodwill		11,408
Other intangible assets		17,220
Other assets		34,254

Total assets		$608,778

LIABILITIES
Deposits:
In domestic offices		$414,131
Noninterest-bearing	91,246
Interest-bearing	322,885
In foreign offices, Edge and Agreement subsidiaries, and IBFs		57,745
Noninterest-bearing	1,313
Interest-bearing	56,432
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,921
Securities sold under agreements to repurchase		6,908
Trading liabilities		8,092
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)		20,733
Subordinated notes and debentures		11,006
Other liabilities		26,649

Total liabilities		$552,185

Dollar Amounts In Millions

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	520
Surplus (exclude all surplus related to preferred stock)	38,209
Retained earnings	17,234
Accumulated other comprehensive income	452
Other equity capital components	0

Total bank equity capital	56,415
Noncontrolling (minority) interests in consolidated subsidiaries	178

Total equity capital	56,593

Total liabilities, and equity capital	$608,778

I, Howard I. Atkins, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

Howard I. Atkins

EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Carrie Tolstedt Michael Loughlin